Exhibit 99.2

REMAINCO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On February 15, 2021, Rexnord Corporation (“Rexnord”), Regal Beloit Corporation (“Regal”), Land Newco, Inc. (“Land”), and Phoenix 2021, Inc., a newly-formed, wholly-owned subsidiary of Regal (“Merger Sub”) entered into the Transaction Documents, pursuant to which Rexnord will separate Rexnord’s Process & Motion Control segment (the “PMC Business”) by way of a tax-free spin-off to Rexnord’s stockholders and then immediately combine it with Regal in a Reverse Morris Trust transaction.

The Transaction Documents include the Merger Agreement, the Separation Agreement, the Employee Matters Agreement, the Intellectual Property Matters Agreement, the Real Estate Matters Agreement and the Tax Matters Agreement.

Rexnord will transfer (or cause to be transferred) to Rexnord’s indirect, wholly-owned subsidiary, Land, substantially all of the assets, and Land will assume substantially all of the liabilities, of the PMC Business (the “Reorganization”).

Following the Reorganization, all of the issued and outstanding shares of Land common stock, par value $0.01 per share (“Land common stock”), held by an indirect subsidiary of Rexnord will be distributed in a series of distributions up to Rexnord and then to Rexnord’s stockholders (collectively the “Distributions”). The final distribution of Land common stock from Rexnord to Rexnord’s stockholders will be made pro rata for no consideration (the “Spin-Off”).

Immediately after the Spin-Off, Merger Sub will merge with and into Land, with Land surviving as a wholly-owned subsidiary of Regal (the “Merger”). Following the Merger, Regal and its subsidiaries, including Land and its subsidiaries (which will include the PMC Business) will form the “combined company”.

Prior to the Distributions, a subsidiary of Rexnord will receive a cash payment of $486.8 million from Land that will be funded by newly-issued debt assumed by the combined company in the Merger. The transaction is expected to be tax-free to Rexnord’s and Regal’s respective shareholders for U.S. federal income tax purposes.

The following Remainco unaudited pro forma condensed combined financial statements give effect to the elimination of the PMC Business net assets and historical financial results from Rexnord due to the Transactions (the remaining company, after giving effect to the Transactions, is referred to as “Remainco”). The Remainco unaudited pro forma condensed combined financial statements consist of an unaudited pro forma condensed combined balance sheet as of June 30, 2021 and unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021, and for the nine months ended December 31, 2020 and the fiscal years ended March 31, 2020 and 2019, which were prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).

Following the end of Rexnord’s fiscal year ended March 31, 2020, Rexnord transitioned to a December 31 fiscal year-end date. As a result, the unaudited pro forma condensed combined financial statements include financial information for the nine-month period from April 1, 2020 to December 31, 2020 (the “Transition Period”). Prior to the Transition Period, Rexnord’s fiscal year ended on March 31 of each year. For example, fiscal 2020 represents the period from April 1, 2019, to March 31, 2020.

The following Remainco unaudited pro forma condensed combined financial statements have been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the Transactions (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Rexnord Management’s Adjustments”).

The Remainco unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021, and for the nine months ended December 31, 2020 and the fiscal years ended March 31, 2020 and 2019, are presented as if the Transactions occurred on April 1, 2018. The Remainco unaudited pro forma condensed combined balance sheet as of June 30, 2021 is presented as if the Transactions occurred on that date.

The information in the “Historical Rexnord” columns in the Remainco unaudited pro forma condensed combined balance sheet and the Remainco unaudited pro forma condensed combined statements of operations was derived from Rexnord’s historical unaudited condensed consolidated financial statements as of and for the six months ended June 30, 2021 and the audited consolidated financial statements as of and for the nine months ended December 31, 2020 and the fiscal years ended March 31, 2020 and 2019, and does not reflect any adjustments related to the Transactions or related events.

The information in the “Process & Motion Control” columns in the Remainco unaudited pro forma condensed combined balance sheet and the Remainco unaudited pro forma condensed combined statements of operations was derived from the PMC Business unaudited condensed combined financial statements as of and for the six months ended June 30, 2021 and the PMC Business audited combined standalone financial statements as of and for the nine months ended December 31, 2020 and the fiscal years ended March 31, 2020 and 2019, and reflects the financial results of the PMC Business on a carve out basis.

The Remainco unaudited pro forma condensed combined financial statements presented herein give effect to the following transactions:

•	Transaction Accounting Adjustments to reflect the following:

•	The cash payment to be received by Remainco pursuant to the Separation Agreement,

•	The effects of any differences between the PMC Business unaudited condensed combined financial statements and audited combined financial statements, and the Separation Agreement, and

•	The removal from the Remainco unaudited pro forma condensed combined financial statements of certain allocations of Rexnord’s historical corporate overhead expenses related to the PMC Business.

The Remainco unaudited pro forma condensed combined financial statements do not include the realization of any cost savings from the reduction of corporate costs or other restructuring activities that might result from the Transactions; however, Remainco management’s estimates of certain cost savings to be realized following closing of the Transactions are presented in note 3 to the Remainco unaudited pro forma condensed combined financial statements.

The Remainco unaudited pro forma condensed combined financial statements and the accompanying notes should be read in conjunction with (i) the audited consolidated financial statements, the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Rexnord’s Transition Report on Form 10-KT for the period ended December 31, 2020, (ii) the unaudited condensed consolidated financial statements, the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Rexnord’s Form 10-Q for the period ended June 30, 2021, (iii) the PMC Business audited combined financial statements as of and for the nine months ended December 31, 2020 and the fiscal years ended March 31, 2020 and 2019 included in the joint proxy statement/prospectus-information statement filed with the SEC, and (iv) the PMC Business unaudited condensed combined financial statements as of and for the six months ended June 30, 2021 included in the Land Newco, Inc. Form 10-Q for the period ended June 30, 2021 filed with the SEC.

The Remainco unaudited pro forma condensed combined financial statements are based on information available as of the date of the filing of this report on Form 8-K and have been prepared using certain assumptions and estimates. These Remainco unaudited pro forma condensed combined financial statements are intended for informational purposes only, and do not purport to represent what Remainco’s financial position and results of operations actually would have been had the Transactions occurred on the dates indicated, or to project Remainco’s financial position or results of operations for any future date or period.

Remainco

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2021

(in Millions, except share amounts)

	Historical Rexnord (as reported)	Process & Motion Control (as reported)	Transaction Accounting Adjustments (Note 2)		Pro Forma Remainco
Assets
Current assets:
Cash and cash equivalents	$390.7	$217.8	$486.8	2(a)	$82.9
			25.3	2(b)
			(1,138.3)	2(h)
			536.2	2(i)
Receivables, net	330.3	186.1	-		144.2
Inventories	360.9	215.0	-		145.9
Income tax receivable	5.8	-	-		5.8
Other current assets	57.2	39.0	(7.0)	2(f)	11.2
Total current assets	1,144.9	657.9	(97.0)		390.0
Property, plant and equipment, net	412.7	347.4	2.0	2(c)	67.3
Intangible assets, net	509.2	317.4	-		191.8
Goodwill	1,375.0	1,125.3	-		249.7
Other assets	160.5	69.2	6.5	2(d)	88.1
			(9.7)	2(e)
Total assets	$3,602.3	$2,517.2	$(98.2)		$986.9
Liabilities and stockholders' equity
Current liabilities:
Current maturities of debt	$2.4	$2.3	$5.5	2(i)	$5.6
Trade payables	191.4	120.4	-		71.0
Compensation and benefits	54.7	39.9	-		14.8
Current portion of pension and postretirement benefit obligations	3.1	1.4	(0.3)	2(e)	1.4
Other current liabilities	131.1	65.7	(1.1)	2(h)	64.3
Total current liabilities	382.7	229.7	4.1		157.1

Long-term debt	1,189.5	70.6	(1,118.7)	2(h)	530.9
			530.7	2(i)
Pension and postretirement benefit obligations	164.9	50.1	(39.0)	2(e)	75.8
Deferred income taxes	115.2	117.1	-		(1.9)
Other liabilities	162.5	70.3	5.2	2(d)	97.4
Total liabilities	2,014.8	537.8	(617.7)		859.3

Stockholders' equity:
Common stock, $0.01 par value; 200,000,000 shares authorized; shares issued and outstanding: 121,065,912 at June 30, 2021	1.2	-	-		1.2
Additional paid-in capital	1,436.7	-	-		1,436.7
Retained earnings	216.7	1,986.0	519.5	2(g)	(1,249.8)
Accumulated other comprehensive loss	(70.3)	(9.8)	-		(60.5)
Total stockholders' equity	1,584.3	1,976.2	519.5		127.6
Non-controlling interest	3.2	3.2	-		-
Total stockholders' equity and non-controlling interest	1,587.5	1,979.4	519.5		127.6
Total liabilities and stockholders' equity	$3,602.3	$2,517.2	$(98.2)		$986.9

See notes to Remainco unaudited pro forma condensed combined financial statements.

Remainco

Unaudited Pro Forma Condensed Combined Statement of Operations

For the six months ended June 30, 2021

(in Millions, except share and per share amounts)

	Historical Rexnord (as reported)	Process & Motion Control (as reported)	Transaction Accounting Adjustments (Note 2)		Pro Forma Remainco
Net sales	$1,094.4	$645.5	$-		$448.9
Cost of sales	650.7	394.1	-		256.6
Gross profit	443.7	251.4	-		192.3
Selling, general and administrative expenses	241.3	141.6	19.3	2(j)	119.0
Restructuring and other similar charges	1.7	0.8	-		0.9
Amortization of intangible assets	18.5	6.6	-		11.9
Income (loss) from operations	182.2	102.4	(19.3)		60.5
Non-operating (expense) income:
Interest (expense) income, net	(22.7)	(2.5)	18.5	2(h)	(10.0)
			(8.3)	2(i)
Other income (expense), net	1.3	1.5	(0.2)	2(j)	(0.4)
Income (loss) before income taxes	160.8	101.4	(9.3)		50.1
(Provision) benefit for income taxes	(37.7)	(23.8)	2.3	2(k)	(11.6)
Equity method investment income	0.3	0.3	-		-
Net income (loss)	123.4	77.9	(7.0)		38.5
Non-controlling interest income	0.2	0.2	-		-
Net income (loss) attributable to common stockholders	$123.2	$77.7	$(7.0)		$38.5

Net income per share attributable to common stockholders:
Basic	$1.03				$0.32
Diluted	$0.99				$0.31
Weighted-average number of common shares outstanding (in thousands):
Basic	120,138				120,138
Effect of dilutive equity awards	3,953				3,953
Diluted	124,091				124,091

See notes to Remainco unaudited pro forma condensed combined financial statements.

Remainco

Unaudited Pro Forma Condensed Combined Statement of Operations

For the nine months ended December 31, 2020

(in Millions, except share and per share amounts)

	Historical Rexnord (as reported)	Process & Motion Control (as reported)	Transaction Accounting Adjustments (Note 2)		Pro Forma Remainco
Net sales	$1,433.1	$870.3	$-		$562.8
Cost of sales	881.4	571.9	0.1	2(c)	309.6
Gross profit	551.7	298.4	(0.1)		253.2
Selling, general and administrative expenses	321.7	194.1	28.3	2(j)	155.9
Restructuring and other similar charges	14.6	13.0	-		1.6
Amortization of intangible assets	27.0	10.1	-		16.9
Income (loss) from operations	188.4	81.2	(28.4)		78.8
Non-operating (expense) income:
Interest (expense) income, net	(36.6)	(3.3)	29.2	2(h)	(16.7)
			(12.6)	2(i)
Actuarial loss on pension and postretirement benefit obligations	(1.6)	(1.3)	-		(0.3)
Other income (expense), net	4.5	6.3	0.1	2(j)	(1.7)
Income (loss) from continuing operations before income taxes	154.7	82.9	(11.7)		60.1
(Provision) benefit for income taxes	(36.3)	(24.2)	2.9	2(k)	(9.2)
Equity method investment income	0.2	0.2	-		-
Net income (loss)	118.6	58.9	(8.8)		50.9
Non-controlling interest income	0.4	0.4	-		-
Net income (loss) attributable to common stockholders	$118.2	$58.5	$(8.8)		$50.9

Net income per share attributable to common stockholders:
Basic	$0.98				$0.42
Diluted	$0.96				$0.41
Weighted-average number of common shares outstanding (in thousands):
Basic	120,428				120,428
Effect of dilutive equity awards	2,771				2,771
Diluted	123,199				123,199

See notes to Remainco unaudited pro forma condensed combined financial statements.

Remainco

Unaudited Pro Forma Condensed Combined Statement of Operations

For the fiscal year ended March 31, 2020

(in Millions, except share and per share amounts)

	Historical Rexnord (as reported)	Process & Motion Control (as reported)	Transaction Accounting Adjustments (Note 2)			Pro Forma Remainco
Net sales	$2,068.3	$1,358.2	$	̶		$710.1
Cost of sales	1,250.3	862.9		0.1	2(c)	387.5
Gross profit	818.0	495.3		(0.1)		322.6
Selling, general and administrative expenses	432.8	271.3		37.3	2(j)	198.8
Restructuring and other similar charges	15.5	14.3		-		1.2
Amortization of intangible assets	35.4	14.4		-		21.0
Income (loss) from operations	334.3	195.3		(37.4)		101.6
Non-operating (expense) income:
Interest (expense) income, net	(58.6)	(2.0)		54.3	2(h)	(26.2)
				(23.9)	2(i)
Gain (loss) on the extinguishment of debt	1.0	3.0		-		(2.0)
Actuarial loss on pension and postretirement benefit obligations	(36.6)	(16.5)		-		(20.1)
Other (expense) income, net	(3.8)	(2.7)		0.5	2(j)	(0.6)
Income (loss) from continuing operations before income taxes	236.3	177.1		(6.5)		52.7
(Provision) benefit for income taxes	(54.1)	(34.8)		1.6	2(k)	(17.7)
Net income (loss) from continuing operations	182.2	142.3		(4.9)		35.0
Non-controlling interest income	0.3	0.3		-		-
Net income (loss) from continuing operations attributable to stockholders	181.9	142.0		(4.9)		35.0
Dividends on preferred stock	(14.4)	-		-		(14.4)
Net income (loss) from continuing operations attributable to common stockholders	$167.5	$142.0		$(4.9)		$20.6

Net income from continuing operations per share attributable to common stockholders:
Basic	$1.50					$0.18
Diluted	$1.46					$0.18
Weighted-average number of common shares outstanding (in thousands):
Basic	111,689					111,689
Effect of dilutive equity awards	12,574					2,576
Diluted	124,263					114,265

See notes to unaudited pro forma condensed combined financial statements.

Remainco
Unaudited Pro Forma Condensed Combined Statement of Operations
For the fiscal year ended March 31, 2019
(in Millions, except share and per share amounts)

	Historical Rexnord (as reported)	Process & Motion Control (as reported)	Transaction Accounting Adjustments (Note 2)				Pro Forma Remainco
Net sales	$2,050.9	$1,380.6	$	̶			$670.3
Cost of sales	1,266.1	883.1		0.1	2	(c)	383.6
				0.5	2	(j)
Gross profit	784.8	497.5		(0.6)			286.7
Selling, general and administrative expenses	433.1	283.5		7.0	2	(f)	206.8
				12.2	2	(h)
				38.0	2	(j)
Restructuring and other similar charges	12.1	7.9		-			4.2
Amortization of intangible assets	34.0	13.8		-			20.2
Income (loss) from operations	305.6	192.3		(57.8)			55.5
Non-operating (expense) income:
Interest (expense) income, net	(69.9)	(1.0)		60.6	2	(h)	(35.4)
				(27.1)	2	(i)
Gain (loss) on the extinguishment of debt	4.3	3.3		(6.3)	2	(h)	(5.3)
Actuarial gain (loss) on pension and postretirement benefit obligations	0.4	(0.2)		-			0.6
Other expense, net	(1.6)	(1.4)		(0.1)	2	(j)	(0.3)
Income (loss) from continuing operations before income taxes	238.8	193.0		(30.7)			15.1
(Provision) benefit for income taxes	(53.4)	(45.0)		7.6	2	(k)	(0.8)
Equity method investment income	3.6	3.6		-			-
Net income (loss) from continuing operations	189.0	151.6		(23.1)			14.3
Dividends on preferred stock	(23.2)	-		-			(23.2)
Net income (loss) from continuing operations attributable to common stockholders	$165.8	$151.6		$(23.1)			$(8.9)

Net income from continuing operations per share attributable to common stockholders:
Basic	$1.58						$(0.09)
Diluted	$1.53						$(0.08)
Weighted-average number of common shares outstanding (in thousands):
Basic	104,640						104,640
Effect of dilutive equity awards	18,689						2,710
Diluted	123,329						107,350

See notes to unaudited pro forma condensed combined financial statements.

Notes to Remainco Unaudited Pro Forma Condensed Combined Financial Statements

Note 1: Basis of Presentation

The accompanying Remainco unaudited pro forma condensed combined financial statements and related notes were prepared in accordance with GAAP. The Remainco unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021, the nine months ended December 31, 2020 and fiscal years ended March 31, 2020 and 2019 assume that the Transactions occurred on April 1, 2018. The Remainco unaudited pro forma condensed combined balance sheet as of June 30, 2021 assumes that the Transactions occurred on June 30, 2021.

Rexnord’s diluted net income per share was computed using the “if-converted” method for the fiscal years ended March 31, 2020 and 2019. The “if-converted” method is utilized only when such calculation is dilutive to earnings per share using the treasury stock method. As such, Remainco utilized the treasury stock method resulting in a decrease in diluted weighted average number of common shares outstanding of 9,998 and 15,979 for the fiscal years ended March 31, 2020 and 2019, respectively.

Note 2: Transaction Accounting Adjustments

The Remainco unaudited pro forma condensed combined financial statements reflect the following Transaction Accounting Adjustments:

(a)	Adjustment to represent the receipt of the cash payment to Remainco of $486.8 million, pursuant to the Separation Agreement.

(b)	In accordance with the Separation Agreement, Remainco is required to leave in Land and its subsidiaries a minimum cash amount as of closing in the amount of $192.5 million, prior to any working capital adjustments. The pro forma adjustment reflects the balance in excess of the target cash amount, resulting in an increase in cash of $25.3 million.

(c)	Adjustment to include two facilities and related depreciation expense that are included within the PMC Business historical results but will not transfer with Land based on the terms of the Separation Agreement.

(d)	Adjustment to reflect the retention of the deferred compensation plan assets and liabilities of $5.2 million, included in Other assets and Other liabilities related to PMC Business employees. Remainco will retain all plan assets and the related deferred compensation plan liability in accordance with the Separation Agreement and the other Transaction Documents. An estimated deferred income tax asset of $1.3 million was calculated using the blended federal and state statutory income tax rate of 24.6% and recorded within Other assets.

(e)	Adjustment to remove domestic pension and postretirement benefit obligation liabilities related to PMC Business employees, as these obligations will transfer to Land based on the terms of the Separation Agreement and the other Transaction Documents. Balances were presented using the multi-employer approach for the Process & Motion Control financial statements, and as such need to be removed. An estimated deferred income tax asset of $9.7 million was calculated using the blended federal and state statutory income tax rate of 24.6% and recorded within Other assets.

(f)	Adjustment to expense prepaid transaction costs included in Rexnord’s balance sheet at June 30, 2021.

(g)	Adjustment to reflect the impact to retained earnings from the pro forma adjustments consisting of the following:

June 30, 2021
Cash payment to Remainco (i)	$486.8
Inclusion of cash in excess of the target cash amount per the Separation Agreement (ii)	25.3
Inclusion of Property, plant and equipment, net for two facilities (iii)	2.0
Retention of deferred compensation plan assets and liabilities and related estimated deferred income tax asset (iv)	1.3
Removal of pension and postretirement benefit obligation liabilities and related estimated deferred income tax asset (v)	29.6
Removal of prepaid transaction costs (vi)	(7.0)
Call premium on repayment of Rexnord Senior Notes (vii)	(12.2)
Removal of unamortized debt issuance costs on repaid Rexnord debt (vii)	(6.3)
Net adjustment to retained earnings	$519.5

i.	Refer to Note 2(a).

ii.	Refer to Note 2(b).

iii.	Refer to Note 2(c).

iv.	Refer to Note 2(d).

v.	Refer to Note 2(e).

vi.	Refer to Note 2(f).

vii.	Refer to Note 2(h).

(h)	Adjustment to reflect the use of cash to repay Rexnord’s term loan facility under its Third Amended and Restated First Lien Credit Agreement, as amended (the “Term Loan”), and 4.875% senior notes due December 15, 2025 (the “Senior Notes”).

Repayment of Rexnord debt	June 30, 2021
Term Loan	$(625.0)
4.875% Senior Notes due 2025	(500.0)
Call premium on Senior Notes	(12.2)
Total repayment of Rexnord debt	$(1,137.2)

In connection with this repayment, it is assumed that Remainco will recognize a $6.3 million loss on debt extinguishment to write-off the unamortized debt issuance costs.

The related interest payable of $1.1 million included within Other current liabilities was also assumed repaid as of June 30, 2021.

Interest expense related to Rexnord’s Term Loan and Senior Notes of $18.5 million, $29.2 million, $54.3 million and $60.6 million for the six months ended June 30, 2021, the nine months ended December 31, 2020 and fiscal years ended March 31, 2020 and 2019, respectively, was eliminated in the Remainco unaudited pro forma condensed combined statements of operations.

(i)	Adjustment to reflect the new Remainco debt issuance following the close of the Transactions.

Estimated
Amounts as of
New Remainco debt issuance	June 30, 2021
Term Loan B (LIBOR plus 2.25% with a LIBOR floor of 0.5%, due 2028)	$550.0
Estimated debt discount on Term Loan B	(1.4)
Estimated debt issuance costs on Term Loan B and revolving credit facility	(12.4)
Total new Remainco debt issuance	536.2
Less: current maturities of debt	(5.5)
Total new Remainco long-term debt	$530.7

Estimated interest expense related to the new Remainco debt issuance was reflected in the Remainco unaudited pro forma condensed combined statements of operations as follows:

	Six Months Ended	Nine Months Ended	Fiscal Year Ended
	June 30, 2021	December 31, 2020	March 31, 2020	March 31, 2019
Cash interest on Term Loan B	$7.3	$11.1	$21.9	$25.1
Non-cash interest:
Amortization of debt discount of Term Loan B	0.1	0.2	0.2	0.2
Amortization of debt issuance costs of Term Loan B and revolving credit facility	0.9	1.3	1.8	1.8
Total estimated interest expense related to new Remainco debt	$8.3	$12.6	$23.9	$27.1

A 1/8 percent increase or decrease in the interest rates assumed above would result in an aggregate increase or decrease to interest expense of $0.3 million, $0.5 million, $0.7 million and $0.7 million for the six months ended June 30, 2021, the nine months ended December 31, 2020 and fiscal years ended March 31, 2020 and 2019, respectively.

(j)	The PMC Business audited combined statements of operations include allocations of Rexnord corporate overhead expenses related to shared services, including, executive office, legal, tax, finance, internal audit, human resources, environmental health and safety, information technology and other administrative support. The Remainco pro forma statements of operations are adjusted to reflect all corporate overhead expenses remaining with Remainco. The below represents the impact to the Remainco unaudited pro forma condensed combined statements of operations:

	Six Months Ended	Nine Months Ended	Fiscal Year Ended
	June 30, 2021	December 31, 2020	March 31, 2020	March 31, 2019
Cost of sales	$-	$-	$-	$0.5
Selling, general and administrative expenses	19.3	28.3	37.3	38.0
Other income (expense), net	(0.2)	0.1	0.5	(0.1)

(k)	Adjustment to reflect the estimated income tax (expense)/benefit based on the blended federal and state statutory income tax rate of 24.6%. This rate does not reflect Remainco’s effective tax rate, which will include other items and may be significantly different than the rates assumed for purposes of preparing these Remainco unaudited pro forma condensed combined financial statements.

Note 3: Rexnord Management’s Adjustments

Rexnord Management expects that following completion of the Transactions, Remainco will realize certain cost savings as compared to the historical consolidated costs of Rexnord. Such cost savings, which are expected to result from a reduction of the corporate cost structure to align to the updated business size, are not reflected in the Remainco unaudited pro forma condensed combined statements of operations. Rexnord Management estimates that within one year after the Transactions, Remainco will achieve an annual pretax selling, general and administrative expense reduction of approximately $25 million, primarily related to corporate headcount and related expenses and reduction of stock-based compensation expense. The following table presents the estimated effects on the Remainco unaudited pro forma condensed combined statements of operations from eliminations of the identified corporate level expenses as if they had occurred on April 1, 2018, and the blended statutory tax rate is 24.6%.

Material limitations of these adjustments include not fully realizing the anticipated benefits, taking longer to realize these cost savings, or other adverse effects that are not currently foreseen. Further, there may be additional charges incurred in achieving these cost savings above what has been estimated below. The adjustments shown below include those that Rexnord management deemed necessary for a fair statement of the Remainco pro forma information presented. The adjustments include forward-looking information that is subject to the safe harbor protections of the Exchange Act and actual results could differ materially from what is presented below.

	Six Months Ended June 30, 2021
		Basic		Diluted
	Net income	Earnings per share	Weighted average shares	Earnings per share	Weighted average shares
Pro forma condensed combined*	$38.5	$0.32	120,138	$0.31	124,091
Rexnord Management’s adjustments
Reduction in Selling, general, and administrative expenses	12.0
Tax effect	(3.0)
Pro forma condensed combined after Rexnord management’s adjustments	$47.5	$0.40	120,138	$0.38	124,091

*As shown in Remainco unaudited pro forma condensed combined statement of operations

	Nine Months Ended December 31, 2020
		Basic		Diluted
	Net income	Earnings per share	Weighted average shares	Earnings per share	Weighted average shares
Pro forma condensed combined*	$50.9	$0.42	120,428	$0.41	123,199
Rexnord Management’s adjustments
Reduction in Selling, general, and administrative expenses	17.4
Tax effect	(4.3)
Pro forma condensed combined after Rexnord management’s adjustments	$64.0	$0.53	120,428	$0.52	123,199

*As shown in Remainco unaudited pro forma condensed combined statement of operations

		Fiscal Year Ended March 31, 2020
		Basic		Diluted
	Net income from continuing operations	Earnings per share	Weighted average shares	Earnings per share	Weighted average shares
Pro forma condensed combined*	$35.0	$0.18	111,689	$0.18	114,265
Rexnord Management’s adjustments
Reduction in Selling, general, and administrative expenses	25.0
Tax effect	(6.2)
Pro forma condensed combined after Rexnord management’s adjustments	$53.8	$0.35	111,689	$0.34	114,265

*As shown in Remainco unaudited pro forma condensed combined statement of operations

	Fiscal Year Ended March 31, 2019
		Basic		Diluted
	Net income from continuing operations	Earnings per share	Weighted average shares	Earnings per share	Weighted average shares
Pro forma condensed combined*	$14.3	$(0.09)	104,640	$(0.08)	107,350
Rexnord Management’s adjustments
Reduction in Selling, general, and administrative expenses	27.0
Tax effect	(6.6)
Pro forma condensed combined after Rexnord management’s adjustments	$34.7	$0.11	104,640	$0.11	107,350

*As shown in Remainco unaudited pro forma condensed combined statement of operations